Exhibit 3.151

ARTICLES OF INCORPORATION

of

GLOBAL SURGICAL PARTNERS, INC.

The undersigned hereby adopts the following Articles of Incorporation for the purpose of forming a corporation under the provisions of Chapter 607 Florida Statutes:

ARTICLE I. NAME

The name of this corporation is GLOBAL SURGICAL PARTNERS, INC. (the “Corporation”).

ARTICLE II – ADDRESS

The principal address and mailing address of the Corporation is:

44 Brickell Avenue, Suite 905

Miami, FL 33131

ARTICLE III – PURPOSE

The corporation is organized for the purpose of transacting any and all lawful activities or business for which corporations may be formed under Chapter 607 of the Florida Statutes.

ARTICLE IV – CAPITAL STOCK

The maximum number of shares which this Corporation is authorized to have outstanding at any time is 1,000,000 shares of Common Stock having a par value of $0.01 per share.

ARTICLE V – INITIAL REGISTERED

OFFICE AND AGENT

The initial registered office of this Corporation shall be a 444 Brickell Avenue, Suite 905, Miami, FL 33131 and the initial registered agent of this Corporation at such office shall be Ziskind & Arvin, P.A.

ARTICLE VI – INCORPORATOR

The name and street address of the person signing these Articles of Incorporation is Ziskind & Arvin, P.A., 444 Brickell Avenue, Suite 905, Miami, FL 33131.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on the 17th day of September 1998.

Ziskind & Arvin, P.A., Incorporator

By:	/s/ Kenneth I. Arvin
Kenneth I. Arvin, Vice President

CERTIFICATE OF DESIGNATION OF REGISTERED AGENT

AND REGISTERED OFFICE

AND ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

1. The name of the Corporation is:

GLOBAL SURGICAL PARTNERS, INC.

2. The name and address of the registered agent and the registered office is:

ZISKIND & ARVIN, P.A.

444 Brickell Avenue, Suite 905

Miami, FL 33131

Pursuant to Section 607.0501, Florida Statutes, the undersigned has been named to act as the registered agent of GLOBAL SURGICAL PARTNERS, INC., at the place designated in this certificate and the undersigned agrees to accept such appointment and to act in that capacity. The undersigned further agrees that the undersigned will comply with Section 607.0505, Florida Statutes, relating to the proper and complete performance of the duties of the registered agent of the Corporation and that the undersigned is familiar with and accepts the obligations of the position of registered agent for the Corporation.

Date: September 17, 1998

ZISKIND & ARVIN, P.A., Registered Agent

By:	/s/ Kenneth I. Arvin
Kenneth I. Arvin, Vice President